UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 13, 2012 (Date of earliest event reported)
New Hampshire Thrift Bancshares, Inc. (Exact name of registrant as specified in its charter)

DE (State or other jurisdiction of incorporation)	0-17859 (Commission File Number)	02-0430695 (IRS Employer Identification Number)

9 Main Street, PO Box 9, Newport, New Hampshire (Address of principal executive offices)		03773 (Zip Code)
603-863-0886 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 13, 2012, New Hampshire Thrift Bancshares, Inc. (the "Company") announced the appointment of Stephen R. Theroux to the position of Chief Executive Officer, effective June 1, 2012. Mr. Theroux will retain his current position as the Company's President and Vice Chairman. Stephen W. Ensign, who currently serves as the Company's Chairman and Chief Executive Officer, will assume the newly created office of Executive Chairman of the Board of Directors, also to become effective on June 1, 2012. Mr. Ensign will remain with the Company through the end of 2014 at which time he plans to retire.

Mr. Theroux, 61, has served as the Company's President since 2008, the Chief Operating Officer since 1997 and the Vice Chairman of the Board of Directors since in 2002. Mr. Theroux has also served as the Company's Chief Financial Officer and Executive Vice President, and has been a director of the Company since 1989. In addition, Mr. Theroux has served as President of Lake Sunapee Bank (the "Bank") since 2007, as Chief Operating Officer of the Bank since 1997, as Corporate Secretary of the Bank from 2001 until May 2009, as Chief Financial Officer of the Bank from 1987 until June 2011, and has been a director of Lake Sunapee Bank since 1986.

To date, no new compensation arrangements or material contracts were entered into in connection with these appointments. The press release is attached as Exhibit 99.1 hereto and is hereby incorporated by reference into this Item 5.02.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements:
            None
(b) Pro forma financial information:
            None
(c) Shell company transactions:
            None
(d) Exhibits
            99.1       Press Release of New Hampshire Thrift Bancshares, Inc. dated February 13, 2012

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 13, 2012	NEW HAMPSHIRE THRIFT BANCSHARES, INC. By: /s/ Laura Jacobi Laura Jacobi SVP, Chief Financial Officer, Corporate Secretary

Exhibit Index
Exhibit No.	Description
99.1	Press Release of New Hampshire Thrift Bancshares, Inc. dated February 13, 2012